UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 24, 2007
GOODRICH CORPORATION
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-892 (Commission File Number)	34-0252680 (IRS Employer Identification No.)
Four Coliseum Centre
2730 West Tyvola Road
Charlotte, North Carolina 28217
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (704) 423-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
     On May 24, 2007, Goodrich Corporation (the “Company”) entered into Amendment No. 2 to the Credit Agreement with a group of lenders named in the agreement and Citibank, N.A., as agent for the lenders. Amendment No. 2 to the Credit Agreement, among other things, adds an additional rating agency to its provisions, changes the definition of a “Designated Subsidiary” under the agreement, extends the termination date of the agreement to May 25, 2012 and substitutes one bank for another as a lender under the agreement. A copy of Amendment No. 2 to the Credit Agreement is filed as Exhibit 10.1 hereto.
Section 2 – Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information required by this item is set forth in Item 1.01, which is incorporated by reference.
Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 10.1 Amendment No. 2 to the Credit Agreement dated as of May 24, 2007 among Goodrich Corporation, the lender parties thereto and Citibank, N.A., as agent for such lenders.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION (Registrant)
Date: May 31, 2007	By:	/s/ Vincent M. Lichtenberger
Vincent M. Lichtenberger
Assistant Secretary

Exhibit Index

Exhibit 10.1	Amendment No. 2 to the Credit Agreement dated as of May 24, 2007 among Goodrich Corporation, the lender parties thereto and Citibank, N.A., as agent for such lenders.